UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         March 22, 2005

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

100 West Sixth Street, Suite 300 Media, Pennsylvania		19063
(Address of principal		(Zip Code)
executive offices)

(610) 480-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On March 22, 2005, in the litigation matter InfraSource, Inc., F/K/A Exelon InfraSource Services, Inc. v. Hahn Yalena Corporation, Case No. A04A1896, a panel of the Court of Appeals of Georgia issued an opinion reversing a January 2004 $3.8 million judgment by the Superior Court of Fulton County, Georgia against InfraSource Incorporated, a subsidiary of InfraSource Services, Inc. (the “Company”).  The January 2004 judgment, which included $3.2 million of punitive damages, resulted from a jury verdict which had upheld allegations by the plaintiff that, in 1999, InfraSource Incorporated (formerly known as Exelon InfraSource Services, Inc.) had fraudulently induced the plaintiff to incur expenses in connection with a proposed business acquisition that was never consummated.  As a result of the jury verdict, the Company recorded a liability of $3.8 million in 2003.

The Court of Appeals panel reversed the trial court’s decision on matters of law related to the plaintiff’s fraud claims.  The Court of Appeals panel also found for InfraSource Incorporated in the plaintiff’s cross appeal by affirming the trial court’s holding with respect to the plaintiff’s trade secret claim.  The plaintiff has ten days from the date of decision to file a motion for reconsideration of the decision of the Appeals Court or 20 days to file a notice of appeal with the Supreme Court of Georgia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC.
(Registrant)

	By:		/s/ R. Barry Sauder
Date: March 31, 2005		Name	R. Barry Sauder
		Title:	Vice President, Corporate Controller and Chief Accounting Officer